UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 5, 2012

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York		10282
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

Exhibits are filed herewith in connection with the issuance of the following securities by Murray Street Investment Trust I (the “Trust”) and The Goldman Sachs Group, Inc. (the “Company”) on March 9, 2012, pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-176914) (as amended, the “Registration Statement”):

•	$1,750,010,000 aggregate liquidation amount of the Trust’s 4.647% Senior Guaranteed Trust Securities due 2017, guaranteed on a senior basis by the Company; and

•	$1,750,010,000 aggregate principal amount of the Company’s Series MS-1 Remarketed 4.647% Junior Subordinated Notes due 2017.

(d) Exhibits.

The following exhibits are incorporated by reference into the Registration Statement as exhibits thereto and are filed as part of this Current Report:

1.1	Distribution Agreement, dated March 5, 2012, among Murray Street Investment Trust I, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. as representative of the several Agents named therein.

4.1	Sixth Supplemental Indenture, dated as of March 9, 2012, between The Goldman Sachs Group, Inc., as Issuer, and The Bank of New York Mellon, as Trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.

4.2	Guarantee Agreement, dated as of March 9, 2012, between The Goldman Sachs Group, Inc., as Guarantor, and The Bank of New York Mellon, as Guarantee Trustee, with respect to Murray Street Investment Trust I.

4.3	Amended and Restated Declaration of Trust, dated as of March 9, 2012, among The Goldman Sachs Group, Inc. as Sponsor, The Bank of New York Mellon, as Property Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, the Administrative Trustees and the several Holders of the Trust Securities, with respect to Murray Street Investment Trust I.

5.1	Opinion of Richards, Layton & Finger, P.A.

5.2	Opinion of Sullivan & Cromwell LLP.

8.1	Tax Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5.1).

23.2	Consent of Sullivan & Cromwell LLP (included as part of Exhibits 5.2 and 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: March 9, 2012	By:	/s/ Kenneth L. Josselyn
Name: Kenneth L. Josselyn
Title: Assistant Secretary